R.W. ROGÉ & COMPANY, INC.

Code of Ethics

Revised Date December 2012

General

The Code of Ethics (the “Code”) is predicated on the principle that RWR owes a fiduciary duty to its clients. Accordingly, RWR’s employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, RWR must:

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Place client interests ahead of RWR’s – As a fiduciary, RWR must serve in its clients’ best interests. In other words, RWR employees may not benefit at the expense of advisory clients. This concept is particularly relevant when employees are making personal investments in securities traded by advisory clients.

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Engage in personal investing that is in full compliance with RWR’s Code – Employees must review and abide by RWR’s Personal Securities Transaction and Insider Trading Policies.

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Avoid  taking  advantage  of  your  position  –  Employees  must  not  accept  investment opportunities, gifts or other gratuities from individuals seeking to conduct business with RWR, or on behalf of an advisory client.

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Maintain full compliance with the Federal Securities Laws1  – Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940.  In addition, RWR employees who are Officers of a RIC must also abide by the RIC’s Officer Code of Conduct that is established by the investment company.

Any questions with respect to RWR’s Code should be directed to the CCO and/or the CEO.  As discussed in greater detail below, employees must promptly report any violations of the Code to the CCO Jeffrey C. Roberto.  All reported Code violations will be treated as being made on an anonymous basis.

Risks

In developing this policy and procedures, RWR considered the material risks associated with administering the Code. This analysis includes risks such as:

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Access person engages in various personal trading practices that could wrongly make use of non-public information resulting in harm to clients or unjust enrichment to access per-

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1                    “Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

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son. (These practices include trading ahead of clients and passing non-public information on to spouses and other persons over whose accounts the access person has control.)

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Access persons may be able to cherry pick clients' trades and systematically move profita- ble trades to a personal account and let less profitable trades remain in clients’ accounts.

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One or more Employees could engage in an excessive volume of personal trading that de- tracts from their ability to perform services for clients.

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Employees could take advantage of their position by accepting excessive gifts or other gra- tuities (including access to IPO investments) from individuals seeking to do business with RWR.

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The personal trading of Employees may not comply with certain provisions under rule

204A-1 of the Adviser Act (and Rule 17j-1 of the IC Act).

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Access persons not aware of what constitutes insider information.

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Employees could serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if the adviser wants to recommend the organization for investment or if the organization is one of RWR’s service providers.)

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Employees could use firm property, including research, supplies, and equipment, for per- sonal benefit.

RWR has established the following guidelines to effectuate and monitor RWR’s Code.

Guiding Principles & Standards of Conduct

All employees, directors, officers and partners of RWR, and consultants closely associated with RWR, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow employees.  The following set of principles frame the professional and ethical conduct that RWR expects from its employees and consultants:

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Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets;

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Place the integrity of the investment profession, the interests of clients, and the interests of

RWR above one’s own personal interests;

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Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

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Avoid any actual or potential conflict of interest;

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Conduct all personal securities transactions in a manner consistent with this policy;

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Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

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Practice and encourage others to practice in a professional and ethical manner that will reflect credit on yourself and the profession;

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Promote the integrity of, and uphold the rules governing, capital markets;

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Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

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Comply with applicable provisions of the federal securities laws.

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Submit a signed acknowledgement form, initially and at the time of any material changes to the Code.

The remainder of this Code has been divided into a section on personal trading and a section on insider trading.  Each relevant section addresses the policies and procedures that RWR has adopted to detect, prevent and correct actual and potential violations of the federal securities laws from occurring with regard to each of these issues.

1.          Personal Securities Transaction Policy

Employees may not purchase or sell any security in which the employee has a beneficial ownership unless the transaction occurs in an exempted security or the employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

All RWR employees are required to obtain pre-clearance to place a personal securities transaction in a non-exempt security.  RWR reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct.

Generally, employees shall complete RWR’s Pre-Clearance Form (See Attachment A) or may request pre-clearance via email. All pre-clearance requests must be submitted to RWR’s CCO or someone so designated by the CCO with the CCO’s oversight.  RWR’s CCO shall submit all pre- clearance requests to RWR’s CEO.  Once pre-clearance is granted to an Employee, such employee may only transact in that security for the remainder of the day.  If the employee wishes to transact in that security on the following or any other day, they must again obtain pre-clearance from the CCO or CEO.  Unless otherwise noted, no pre-clearance is required for the exempted transactions noted below.

Reportable and Exempt Securities

RWR requires employees to provide periodic reports (See Reporting section below) regarding transactions and holdings in any security, as that term is defined in Section 202(a)(18) of the Advisers Act (“Reportable Security”), except that it does not include:

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Direct obligations of the Government of the United States;

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Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

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Shares issued by money market funds;

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Shares issued by open-end funds other than reportable funds2; and

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2

A “Reportable Fund” means (a) any fund for which RWR serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases RWR would need to be approved by the fund's board of directors before you can serve); or (b) any fund whose investment adviser or principal underwriter controls RWR, is controlled by RWR, or is under common control with RWR. Currently, RWR is the investment manager to the registered investment companies identified on Appendix A.

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Shares issued by unit investment trusts that are invested exclusively in one or more open- end funds, none of which are reportable funds.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

PLEASE NOTE, SUCH EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS THAT ARE ADVISED BY RWR (OR AN AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH RWR (OR AN AFFILIATE)(“REPORTABLE FUNDS”).  MORE SPECIFICALLY, EMPLOYEES MUST PRE-CLEAR AND REPORT ANY PERSONAL TRANSACTION IN A REPORTABLE FUND, WHICH INCLUDES RWR’S AFFILIATED ROGÉ PARTNERS MUTUAL FUND AND ROGÉ SELECT OPPORTUNTIES FUND (CLOSED) (COLLECTIVELY REFERED TO AS THE “ROGÉ FUNDS”).

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities.3 Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

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Securities held by members of employees’ immediate family sharing the same household.

Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

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Employees’  interests  as  a  general  partner  in  securities  held  by  a  general  or  limited partnership; and

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Employees’ interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by employees of securities held by a trust:

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Ownership  of  securities  as  a  trustee  where  either  the  Employee  or  members  of  the employees’ immediate family have a vested interest in the principal or income of the trust;

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3                    Under the “pecuniary interest” test, a beneficial owner is defined as any person who, directly or indi- rectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.  A direct pecuniary interest is defined as “the opportunity, direct- ly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.” While, an indirect pecuniary interest includes, among other things securities held by immediate family members shar- ing the same household.

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Ownership of a vested beneficial interest in a trust; and

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An  employee’s  status  as  a  settlor/grantor  of  a  trust,  unless  the  consent  of  all  of  the beneficiaries is required in order for the Employee to revoke the trust.

Exempt Transactions

The following transactions are considered exempt transactions for purposes of pre-clearance:

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Any transaction in an account over which the Employee does not have any direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the employee, accounts of family members outside of the immediate family would not be subject to review.

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Any transactions occurring in an account that is managed on a fully-discretionary basis by an unaffiliated money manager.

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Purchases that are part of an automatic investment plan.4

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Purchases of securities by the exercise of rights issued to holders of a class of securities on a pro-rata basis.

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Acquisitions or dispositions of securities as a result of a stock dividend, stock split, or other corporation actions.

From time to time, the CCO may exempt certain transactions on a trade-by-trade basis upon an employee’s written request.

Investments in Limited Offerings and Initial Public Offerings (“IPOs”)5

No employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO in order to preclude any possibility of their profiting improperly from their positions on behalf of a Client.

An exception from this prohibition is any indirect Beneficial Ownership in any limited offering or

IPO that is acquired through one of the Rogé Funds.

Reporting

In order to provide RWR with information to enable it to determine with reasonable assurance any indications of scalping, frontrunning or the appearance of a conflict of interest with the trading by RWR Clients, each employee of RWR shall submit the following reports in the forms attached hereto to the  CCO showing all transactions  in  securities  in which the person has, or by reason of such  transaction  acquires,  any  direct  or  indirect  Beneficial  Ownership  except  for  exempt transactions listed in the section below entitled Exceptions from Reporting Requirements.

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4                    “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

5                    The term “limited offering” is defined as an offering that is exempt from registration under the Secu- rities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504,505, or 506 of Regulation D.  The term “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

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Quarterly Transaction Reports

Employees shall be required to report their personal securities transactions to CCO Jeff Roberto no later than thirty (30) days after the end of each calendar quarter.  Please note: Roge & Co. Inc. Securities Transaction Online Compliance System (“RSTOCS”), which is used by Employees to report their personal securities transactions and holdings to Adviser.

RSTOCS requires that Employees’ report at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:  (a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is sub- mitted.

Employees shall also report on a quarterly basis, not later than 30 days after the end of the calendar quarter, the name of any account established by the Employee during the quarter in which any securities were held during the quarter for the direct or indirect benefit of the Employee, the date the account was established, and the date the report was submitted.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports

New RWR employees are required to report all of their personal securities holdings not later than

10 days after the commencement of their employment (See Attachment B for a copy of the Initial Holdings Report).  The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes an Employee.

Existing employees are required to provide RWR with a complete list of securities holdings on an annual basis, or on or before February 14th of each year.  The report shall be current as of December

31st, which is a date no more than 45 days from the final date the report is due to be submitted.  (See

Attachment C for a copy of the Annual Holdings Report).

Each holdings report (both the initial and annual) must contain, at a minimum: (a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and (c) the date the access person submits the report.  Duplicate brokerage or custodial statements can NOT be submitted in lieu of such report, unless there is only ONE brokerage or custodial account in which the employee maintains a beneficial interest.

Exceptions from Reporting Requirements

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Employees are not required to submit:

1.   a transaction or initial and annual holdings report with respect to securities held in accounts over which the access person had no direct or indirect influence or control, and

2.  a transaction report with respect to transactions effected pursuant to an automatic investment plan.

Trading and Review

Though not prohibited by this Personal Securities Transaction Policy, RWR does not expect its employees to engage in frequent short-term (60 days) trading. Except for limited circumstances and subject to pre-clearance approval, RWR forbids its employees to trade opposite of firm recommendations. RWR strictly forbids “front-running” client accounts, which is a practice generally understood to be employees personally trading ahead of client accounts. The CCO will closely monitor employees’ investment patterns to detect these abuses. The CEO will monitor the CCO’s personal securities transactions for compliance with the Personal Securities Transaction Policy.

The review of trading activity reported in the Employees’ Quarterly Transactions Report will be reviewed in conjunction with the firms’ trading blotter against all client trades for the period.  In addition, RWR may question, though does not prohibit, trading activity reported by Employees’ within the most recent 15 days in which a security or option, not limited to the same direction of trade, is or has been held for by a RIC advisory client.

CCO of RWR shall also conduct a post-trade review of RWR employees’ personal trading. Specifically, RWR employees may submit their personal trades  into RWR's proprietary Roge Securities Transaction Online Compliance System (“RSTOCS”).  RWR employees may enter their trades into the RSTOCS form as they trade throughout a quarter or all at once after the end of the quarter.   RWR and its employees must provide the CCO with employees’ personal trading information within thirty (30) days after the end of each calendar quarter.

If RWR discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO and CEO to review the facts surrounding the transactions. This meeting shall help RWR to determine the appropriate course of action.

Reporting Violations and Remedial Actions

RWR takes the potential for conflicts of interest caused by personal investing very seriously.  As such, RWR requires its employees to promptly report any violations of the Code to the CCO. RWR’s management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code.  RWR has zero tolerance for retaliatory actions and therefore may subject offenders to more severe action than set forth below.  In order to minimize the potential for such behavior, all reports of Code violations will be treated as being made on an anonymous basis.

If any violation of this Code is determined to have occurred, RWR’s CCO may impose sanctions and take such other actions as he or she deems appropriate, including, among other things, requiring

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that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of  caution  or  warning,  issuing  a  suspension  of  personal  trading    rights  or    suspension    of employment  (with or  without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or   terminating employment for cause.   All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations.  Any profits or gifts forfeited shall be paid to the applicable RWR Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

If the CCO determines that a material violation of this Code has occurred, he shall promptly report the violation and any enforcement action taken to RWR’s CEO.

No person shall participate in a determination of whether he or she has committed a violation of this

Code or in the imposition of any sanction against himself or herself.

Disclosure

RWR shall describe its Codes of Ethics to clients in Part 2 of Form ADV, and upon request, furnish clients with a copy of the Code.  In addition, RWR adheres to the CFP Board of Standards Code of Ethics.  All client requests for RWR’s Code shall be directed to the CCO.

The requirement to report on issues to RWR’s clients, including RIC and ERISA client’s Boards under this Code and securities regulations may include significant conflicts of interest that arise involving the personal investment policies, even if the conflicts have not resulted in a violation of this Code. For example, RWR may be required to report to the client’s Board if a portfolio manager is a director of a company whose securities are held by the client’s portfolio.

If the Chief Compliance Officer determines that a material violation of this Code has occurred, he or she shall promptly report the violation and any enforcement action taken to RWR’s senior management.  If the material violation is determined by the RWR’s senior management to be fraudulent, deceptive or a manipulative act to a RIC client, RWR must report its findings to the RIC client’s Board of Directors or Trustees pursuant to Rule 17j-1.

Recordkeeping

RWR shall maintain records in the manner and to the extent set forth below, which records shall be available  for  appropriate  examination  by  representatives  of  the  Securities  and  Exchange Commission or RWR’s management.

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A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

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A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

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A record of all written acknowledgements as required by this Policy for each person who is currently, or with the past five years was, an Employee of RWR.

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A  copy  of  each  report  made  pursuant  to  this  Policy  by  an  Employee,  including  any information provided in lieu of reports, shall be preserved by RWR for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

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A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing  these reports, shall be maintained in an easily accessible place;

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The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

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A copy of each finding to a RIC’s Board shall be preserved by RWR for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place; and

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Any other information as may be required by Rule 17j-1(f).

Responsibility

The CCO will be responsible for administering the Personal Securities Transaction Policy.  All questions regarding the policy should be directed to the CCO.

In the event that a material change is made to this code of ethics, the Compliance Officer shall provide a copy to the primary adviser of a client that is a US registered investment company prior to the investment company’s next scheduled board meeting no later than six months after adoption by RWR of the material change made to this Code.

2.          Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, RWR has instituted procedures to prevent the misuse of nonpublic information.

Although “insider trading” is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law.  In the past, securities laws have been interpreted to prohibit the following activities:

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Trading by an insider while in possession of material non-public information; or

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Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

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Communicating material non-public information to others in breach of a fiduciary duty.

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RWR’s Insider Trading Policy applies to all of its employees. Any questions should be directed to the CCO and/or CEO.

Whom Does the Policy Cover?

This policy covers all of RWR’s employees (“covered persons”) as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the covered person is an officer, director or 10% or greater stockholder and a partnership of which

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the covered person is a partner unless the covered person has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Advance knowledge of the following types of information is generally regarded as “material”:

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Dividend or earnings announcements

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Write-downs or write-offs of assets

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Additions to reserves for bad debts or contingent liabilities

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Expansion or curtailment of company or major division operations

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Merger, joint venture announcements

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New product/service announcements

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Discovery or research developments

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Criminal, civil and government investigations and indictments

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Pending labor disputes

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Debt service or liquidity problems

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Bankruptcy or insolvency problems

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Tender offers, stock repurchase plans, etc.

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Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, material information  about the  contents  of an  upcoming newspaper  column  may effect  the  price  of  a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

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RWR’s employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Confidential Status of a RIC’s Holdings (Selective Disclosure)

Securities positions in a RIC client, and current portfolio transactions and analyses must be kept confidential.  Only reports submitted by the RIC to the public may be provided to any investor or prospect in the RIC including any client of RWR who may also be invested in the RIC.  No other information regarding the portfolio holdings of a RIC client may be used by RWR in any manner, unless otherwise instructed in writing by the RIC and in accordance with its stated policies and procedures regarding selective disclosures and as disclosed in its prospectus or statement of additional information.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to follow if an Employee Believes that he/she Possesses Material, Non-Public

Information

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO and CEO as soon as possible. From this point, the Employee, CCO and CEO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given  the  severe  penalties  imposed  on  individuals  and  firms  engaging  in  insider  trading, employees:

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Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

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Shall not engage in securities transactions of any company, except in accordance with

RWR’s Personal Securities Transaction Policy and the securities laws.

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Shall submit personal security trading reports in accordance with the Personal Security

Transaction Policy.

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Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

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Shall immediately report the potential receipt of non-public information to the CCO and

CEO.

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Shall not proceed with any research, trading, etc. until the CCO and CEO inform the employee of the appropriate course of action.

Approval of Outside Business Activities

Employees are prohibited from engaging in outside activities without the prior written approval of the CEO Ronald Roge.   Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues.

Any personal or family interest in any of RWR’s business activities or transactions must be imme- diately disclosed to the CEO.  For example, if a transaction by RWR may benefit that Employee or a family member, either directly or indirectly, then the Employee must immediately disclose this possibility to the CEO.

If an Employee receives approval to engage in an outside business activity and subsequently be- comes aware of a material conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CEO.

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships,  charitable  foundations  and  other  not-for-profit  institutions.  Employees  may  also receive compensation for such activities.

At certain times, RWR may determine that it is in its clients’ best interests for an employee(s) to serve as officers or on the board of directors of outside organizations. For example, a company held in  clients’  portfolios  may  be  undergoing  a  reorganization  that  may  affect  the  value  of  the company’s  outstanding  securities  and  the  future  direction  of  the  company.  Service  with organizations outside of RWR can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an employee may come into possession of material non- public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between RWR and the outside organization, and that the Employee does not communicate such information to other RWR employees in violation of the information barrier.

Similarly, RWR may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the employee must not be involved in the decision to retain or hire RWR.

Gifts

Employees may not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with RWR, or on behalf of an advisory client. However, employees may accept gifts from a single giver in aggregate amounts not exceeding $100, and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the Employee(s) are present.

Political and Charitable Contributions

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Effective September 13, 2010,  the SEC adopted a new Pay-to-Play Rule.  One provision of the rule, effective March 14, 2011, prohibits investment advisers from collecting fees from a govern- ment entity for a period of two years after the adviser, its Employees, or any associated political action committee made a contribution to an official of that government entity.  The proposed rule includes a de-minimis exception for an individual’s contributions of $250 or less per election to candidates for whom the individual could vote.

Political contributions by RWR or Employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

If RWR, an Employee or any affiliated entity is thinking of making a political contribution, that individual or entity must seek pre-clearance from the CCO.  The CCO will consider whether the proposed contribution gives any appearance of impropriety, and will also assess any potential im- plications stemming from the Pay-to-Play Rule.  To the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

Donations by RWR or Employees to charities with the intention of influencing such charities to become Clients are strictly prohibited. Notify the CCO if you perceive an actual or apparent con- flict of interest in connection with any charitable contribution.

Responsibility

The CCO will be responsible for administering the Insider Trading Policy.  All questions regarding the Policy should be directed to the CCO.

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Attachment A

Personal Trading Pre-Clearance Form

The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

1.

Buy _______________________________

Sell _______________________________

Short _______________________________

2.

Security  _____________________________

3.

Common Stock  _______________________

Option ______________________________

Debt _______________________________

Other_______________________________

4.

If applicable, is the Equity a “New Issue”?   Yes

No

5.

Symbol _______________________________

6.

Number of Shares/Contracts/Principal

7.

Brokerage Account Number _______________________________

 Custodian _______________________________

8.

Employee  has  no  inside  information  or  other  knowledge  pertaining  to  this  proposed transaction that constitutes a violation of Company policy or securities laws.

Employee:

(PRINT NAME)

Signed:

  Date:

By signing below, the individual verifies that the proposed transaction described above does not appear to violate RWR’s Code of Ethics. Note: One signature is required for pre-clearance.

CCO

Date

CEO

Date

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ATTACHMENT B

Initial Holdings Form-Page 1

Employee: _______________________________________

(PRINT NAME)

Information submitted current as of:                                                                          (PRINT DATE)

In accordance with RWR’s Code of Ethics, please provide a list of all securities in which you have a pecuniary interest.  This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

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Initial Holdings Form-Page 2

In accordance with RWR’s Code of Ethics, please provide a list of all securities accounts securities in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number

Use additional sheets as necessary

I certify that this form fully discloses all of the securities in which I have a pecuniary interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Signature                                                                                                            Date

Reviewed by:

Date of Review:

Exception(s) Noted:

No

Yes

If Yes, Describe:

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ATTACHMENT C

Annual Reporting Form-Page 1

Employee: ______________________________________

(PRINT NAME)

Information submitted current as of:                                                                          (PRINT DATE)

In accordance with RWR’s Code of Ethics, please provide a list of all securities in which you have a pecuniary interest.  This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP (if applicable)	Principal Amount

Use additional sheets as necessary.

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Annual Reporting Form-Page 2

In accordance with RWR’s Code of Ethics, please provide a list of all securities accounts securities in which you have a pecuniary interest.

Name of Broker, Dealer or Bank	Account Title	Account Number

Use additional sheets as necessary.

I certify that this form fully discloses all of the securities in which I have a pecuniary interest.  Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Signature                                                                                                        Date

Reviewed by:

Date of Review:

Exception(s) Noted:

No

Yes

If Yes, Describe:

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Appendix A

RWR acts as primary or sub-adviser to a SEC Registered Investment Company to the following

Fund Companies or Portfolios;

Fund Complex Name

Portfolio Name

Roge Partners Funds

Roge Partners Fund (ROGEX)

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Appendix B

As of December 2012

Adviser Personnel:	Reporting Person	Date Deemed Non-Reporting Person	Reason
All employees
Christina Anew	No	04/2012	Resignation
Liz Cappa	No	03/2012	Termination of Employment
Jeff Roberto	No	12/2004 to 3/2005	Resignation
David Silk	No	06/2005	Resignation
Austin Bligh	No	07/2007	Termination of Employment
Sandi Serow	No	08/2008	Termination of Employment
Christine Parisi	No	10/27/2008	Resignation
Courtney Williams	No	11/23/2012	Resignation
Other Persons
None

Compliance Officer/Reviewer Designee:

End Date

Susan Rogé, Compliance Officer (Adviser)

03/2009

Jeff Roberto, Compliance Officer

12/2004

David Silk, Reviewer Designee

05/2005

Jeff Roberto, Chief Compliance Officer

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